UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of report (Date of earliest event reported): March 21, 2016

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Company is not currently subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, but has agreed under the terms of a shareholders’ agreement and certain of its debt instruments to make filings voluntarily on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 21, 2016, Paul A. Bragg has resigned as the President, Chief Executive Officer and principal executive officer of the Company. Effective March 21, 2016, Mr. Bragg also resigned as a director of the Company.

(c) Effective March 21, 2016, the Company has formed an Office of the Chief Executive to take over all duties related to the chief executive officer of the Company, consisting of Douglas W. Halkett, Chief Operating Officer of the Company, Douglas G. Smith, Chief Financial Officer and Treasurer of the Company, and Robert Tamburrino, Chief Restructuring Officer of the Company. Mr. Halkett, Mr. Smith and Mr. Tamburrino will consult with each other regarding decisions to be made as chief executive officer of the Company and will report directly to the Board of Directors.

(e) The Company intends to honor the terms of Mr. Bragg’s existing employment agreement with the Company and is in the process of negotiating a severance arrangement in connection with his departure. The Company will provide disclosure regarding the terms of such arrangement once it has been agreed to between the Company and Mr. Bragg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016

VANTAGE DRILLING INTERNATIONAL

/S/ Nicolas J. Evanoff
Nicolas J. Evanoff
Vice President, General Counsel and Corporate Secretary